UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2017

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Jabil Circuit, Inc. (the “Company”) intends to change its name to “Jabil Inc.” effective June 5, 2017 by filing a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State. In addition, effective June 5, 2017, the Company’s Amended and Restated Bylaws will also be amended to reflect the name change to Jabil Inc.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Certificate of Incorporation or the Amended and Restated Bylaws in connection with the name change.

The Company’s ticker symbol will continue to be “JBL.”

A copy of the form of Certificate of Amendment of Certification of Incorporation is filed herewith as Exhibit 3.1 and is incorporated by reference herein. A copy of the form of amendment to the Amended and Restated Bylaws is filed herewith as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Form of Certificate of Amendment to Certificate of Incorporation

3.2	Form of amendment to the Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)

May 22, 2017	By:	/s/ Robert L. Katz
Robert L. Katz Executive Vice President and General Counsel